Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Fund Service Providers”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Miscellaneous Information - Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference of our report dated October 25, 2011 on the August 31, 2011 financial statements of the Guggenheim ABC High Dividend ETF, Guggenheim Airline ETF, Guggenheim China All-Cap ETF, Guggenheim China Technology ETF, Guggenheim EW Euro-Pacific LDRs ETF, Guggenheim S&P Global Water Index ETF, and Guggenheim Solar ETF in the Registration Statement (Form N-1A No. 333-135105) and related Prospectus and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust 2 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 110 to the Registration Statement under the Securities Act of 1933.

                      /s/ Ernst & Young LLP

Chicago, Illinois
December 23, 2011